Exhibit 5.1

[    ] 2010

Matter No.:874035

Doc Ref: AC/#336146

[Name]

[Address]

Dear Sirs,

Re: Global Education & Technology Group Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) (the “Registration Statement”) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of shares, par value US$[0.0001] each (the “Shares”) of the Company in the form of American Depositary Shares.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the amended and restated memorandum of association and articles of association of the Company (as amended pursuant to a special resolution passed on [    ] 2010), the second amended and restated memorandum of association and articles of association of the Company conditionally adopted by the Company to become effective on the listing of the Shares on the Nasdaq Global Select Market, copies of unanimous written resolutions of the directors of the Company dated [    ] 2010 and [    ] 2010 and unanimous written resolutions of the members of the Company passed on [    ] 2010 and [    ] 2010 (all of the aforesaid written resolutions together, the “Minutes”), a copy of a certificate of good standing dated [    ] 2010 issued by the Cayman Islands Registrar of Companies, a certificate of a director of the Company dated [    ] 2010, a certificate of the Company dated [    ] 2010 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the accuracy and completeness of all factual representations made in the Registration Statement reviewed by us except in respect of matters that we have expressed an opinion herein, and (b) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with or declared effective by the Commission.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (as the term “good standing” is not defined under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, such term when used herein means solely that it has not failed to make any filing with any the Cayman Islands government authority or to pay any Cayman Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	The issue and allotment of the new Shares as contemplated by the Registration Statement has been duly authorised and that when issued and paid for as contemplated by the Registration Statement, the new Shares will be validly issued, fully paid and non-assessable (as the term “non-assessable” is not defined under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, such term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares or in connection with any assessments or calls on such shares by the Company or its creditors).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman